UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 30, 2009

                       Frontier Communications Corporation
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          001-11001                                   06-0619596
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    (Commission File Number)                (IRS Employer Identification No.)


  3 High Ridge Park, Stamford, Connecticut                    06905
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  (Address of principal executive offices)                  (Zip Code)

                                 (203) 614-5600
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              (Registrant's telephone number, including area code)


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                   (Former name or former address, if changed
                              since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     | | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01      Other Events
               ------------

                    Frontier  Communications  Corporation (the "Company") has an
               employment  agreement  with its  President  and  Chief  Executive
               Officer, Mary Agnes Wilderotter, which was entered into in November 2004 and amended and restated to take into account changes for purposes of Section 409A of the Internal Revenue Code in December 2008 (as so amended, the "Employment Agreement"). The initial term of the Employment Agreement expires in November 2009. The Employment Agreement contains, as an element of Mrs. Wilderotter's compensation, an annual grant of restricted shares with an aggregate value on the date of grant equal to no less than $1,000,000 (the "Equity Provision"). On April 30, 2009, the Company's Compensation Committee and Mrs. Wilderotter agreed that upon renewal of the Employment Agreement in November 2009, the Equity Provision will be removed. The Company's Compensation Committee has also committed not to enter into any employment agreements which contain guaranteed minimum equity provisions in the future with Company executives.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       FRONTIER COMMUNICATIONS CORPORATION


Date:  May 1, 2009              By: /s/ Robert J. Larson
                                    -----------------------------------
                                    Robert J. Larson
                                    Senior Vice President and Chief
                                    Accounting Officer